                                                                       Exhibit 4





THIS WARRANT CERTIFICATE AND THE WARRANTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") BUT HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) THE HOLDER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION THEREOF UNDER THE SECURITIES ACT IS NOT REQUIRED OR (ii) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT THERETO SHALL HAVE BECOME EFFECTIVE.


No. W97-1                                                        20,000 Warrants



                               WARRANT CERTIFICATE

                  Warrants to subscribe for and purchase shares
                      of Common Stock, par value $.005, of

                                   IMPATH INC.



                  THIS CERTIFIES that, for value received, MICHAEL A. ABELS, M.D. and JACKELINE ABELS, as joint tenants with rights of survivorship, are the owner and registered holder of the number of warrants (the "Warrants") set forth above, each of which entitles the owner thereof to purchase from IMPATH INC., a Delaware corporation (herein called the "Company"), one share of Common Stock, par value $.005, of the Company (individually, a "Common Share" and collectively, the "Common Shares"), at an exercise price of $17.4375 per share, subject to adjustment from time to time pursuant to the provisions of Section 2 (such price, as last adjusted, being hereinafter called the "Exercise Price"). The Warrants shall become exercisable as to 556 Common Shares beginning March 14, 1997, shall become exercisable as to an additional 556 Common Shares on the 14th day of each succeeding month to and including January 14, 2000, and shall become exercisable as to the balance of the Common Shares on February 14, 2000. The Warrants shall not be exercisable after 5:00 p.m. (New York Time) on February 14, 2007. For purposes of this Warrant Certificate, the term "Common Shares" shall mean the class of capital stock of the Company designated common stock, par value $.005, as constituted on the date hereof, and any other class of capital stock of the Company resulting from successive changes or reclassifications of the Common Shares.

                  1. Exercise of Warrants.  The Warrants evidenced hereby may be
                     --------------------
exercised by the registered holder hereof, in whole or in part, by the surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company) and upon payment to the Company of the Exercise Price of the Common Shares purchased by certified or official bank check or checks payable to the order of the Company. The Company agrees that the Common Shares so purchased shall be deemed to be issued to the registered holder hereof on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid; provided, however, that no such surrender and payment on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive such Common Shares as the record holder thereof on such date, but such surrender and payment shall be effective to constitute the person entitled to receive such Common Shares as the record holder thereof for all purposes immediately after the opening of business on the next succeeding day on which such stock transfer books are open. The certificate(s) for such Common Shares shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten days, after Warrants evidenced hereby shall have been so exercised and a new Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants shall have expired. No fractional Common Shares of the Company, or scrips for any such fractional shares, shall be issued upon the exercise of any Warrants.

                  2.  Adjustment  in  Exercise  Price and Number of Shares.  The
                      ----------------------------------------------------
Board of Directors of the Company shall make such adjustments, if any, as it deems appropriate in the number of Common Shares issuable upon exercise of the Warrants or in the Exercise Price, or both, as the Board of Directors shall determine in good faith is appropriate in the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event affecting the corporate structure of the Company or the Common Shares occurring after the date hereof.

                  3.  Representations and Warranties of the Company. The Company
                      ---------------------------------------------
represents and warrants to and covenants with the registered holder hereof as follows:

                           (a)      The Company is a corporation duly organized,
validly existing and in good standing under the laws of Delaware, is duly qualified and in good standing under the laws of any foreign jurisdiction where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the Warrants evidenced by this Warrant Certificate and has full corporate power and authority to issue the Warrants and to carry out the provisions of the Warrants evidenced by this Warrant Certificate.

                           (b)      The issuance, execution and delivery of this
Warrant Certificate has been duly authorized by all necessary corporate action on the part of the Company and each of the Warrants evidenced by this Warrant Certificate constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights, by general principles of equity and by limitations on the availability of equitable remedies.

                           (c)      Neither the execution and delivery of the
Warrants evidenced by this Warrant Certificate by the Company, nor compliance by the Company with the provisions hereof, violates any provision of its Certificate of Incorporation or By-Laws, as amended, or any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any agreement or instrument to which the Company is a party or by which it or any of its properties is bound.

                  4. Company to Provide Stock. The Company  covenants and agrees
                     ------------------------
that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof. The Company further covenants and agrees that during the period within which the Warrants evidenced hereby may be exercised, the Company will at all times reserve such number of shares of its capital stock as shall be sufficient to permit the exercise in full of the Warrants evidenced hereby.

                  5. Registered  Holder.  The registered  holder of this Warrant
                     ------------------
Certificate shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate shall not be entitled by virtue of ownership of this Warrant Certificate to any rights whatsoever as a shareholder of the Company.

                  6.  Transfer.   This  Warrant  Certificate  and  the  Warrants
                      --------
evidenced hereby may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless, in the opinion of counsel reasonably satisfactory to the Company, such transfer would not result in a violation of the provisions of the United States Securities Act of 1933 (the "Securities Act"). Any transfer of this Warrant Certificate and the Warrants evidenced hereby, in whole or in part, shall be effected upon surrender of this Warrant Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office or agency of the Company referred to in
Section 1. If all of the Warrants evidenced hereby are being sold, transferred, pledged, hypothecated or otherwise disposed of, the Company shall issue a new Warrant Certificate registered in the name of the appropriate transferee(s). If less than all of the Warrants evidenced hereby are being sold, transferred, pledged, hypothecated or otherwise disposed of, the Company shall issue new Warrant Certificates, in each case in the appropriate number of Warrants, registered in the name of the registered holder hereof and the transferee(s), as applicable. Any Common Shares of the Company issued upon any exercise hereof may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless, in the opinion of counsel reasonably satisfactory to the Company, such transfer would not result in a violation of the Securities Act. Each taker and holder of this Warrant Certificate, the Warrants evidenced hereby and any shares of capital stock of the Company issued upon exercise of any such Warrants, by taking or holding the same, consents to and agrees to be bound by the provisions of this Section 6.

                  7. Expiration.  This Warrant Certificate, in all events, shall
                     ----------
be wholly void and have no effect after 5:00 P.M.
(New York Time) on February 14, 2007.

                  8.  Severability.  In  the  event  that  one  or  more  of the
                      ------------
provisions of this Warrant Certificate shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  9. Governing Law. This Warrant  Certificate  shall be governed
                     -------------
by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be entirely performed within such State.

                  IN WITNESS WHEREOF, IMPATH INC. has caused this Warrant Certificate to be signed by a duly authorized officer and this Warrant Certificate to be dated as of February 14, 1997.


                                   IMPATH INC.


                                   By     /s/ John P. Gandolfo
                                     ---------------------------------
                                            John P. Gandolfo
                                        Executive Vice President

                                FORM OF EXERCISE
                                ----------------

                (to be executed by the registered holder hereof)


     The undersigned hereby exercises __________ Warrants to subscribe for and purchase shares of common stock, par value $.005 ("Common Shares"), of IMPATH INC. evidenced by the within Warrant Certificate and herewith makes payment of the Exercise Price for the Common Shares. Kindly issue certificates for the Common Shares in accordance with the instructions given below. The certificate for the unexercised balance, if any, of the Warrants evidenced by the within Warrant Certificate will be registered in the name of the undersigned.

Dated:______________________________


                                 _______________________________________________
                                       Signature of Registered Holder


Instructions for registration of shares



_____________________________________
         Name (please print)


Social Security or Other Identifying
Number:______________________________


Address:


_____________________________________
             Street



_____________________________________
         City, State and Zip Code